Exhibit 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or incorporated by reference in (as amended if applicable) this registration statement filed by P.T. ALatieF Freeport Finance Company B.V.

                                        /s/ Arthur Andersen & Co.


New Orleans, Louisiana
  April 11, 1994